UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31465	35-2164875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On January 27, 2009, subsidiaries of Natural Resource Partners L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Agreement”) by and among WPP LLC (“WPP”), Hod LLC (“Hod”) and Macoupin Energy, LLC (“Macoupin”) pursuant to which the Partnership, through WPP and Hod, acquired from Macoupin coal reserves and infrastructure assets related to the Shay No. 1 mine in Macoupin County, Illinois for $143.7 million. The Partnership, through WPP and Hod, is expected to receive royalty income on the reserves and throughput fees for coal loaded through the rail loadout and transported on the rail loop that service the mine pursuant to the terms and conditions of lease arrangements entered into by Macoupin, on the one hand, and WPP and Hod, on the other hand.
          At the closing, WPP and Hod collectively paid $83.7 million in cash and are collectively required to make three subsequent cash payments of $20 million each (for a total of $60 million) in 2009 based upon specified performance measures associated with the development of a new mine. The portion of the purchase price paid at Closing was substantially funded under the Partnership’s credit facility and the remainder of the purchase price is expected to be borrowed under its credit facility.
          Macoupin is a private limited liability company controlled by Chris Cline, whose affiliate, Adena Minerals LLC, owns limited partnership interests in the Partnership, an interest in the general partner of the Partnership (which includes an interest in the incentive distribution rights held by the general partner of the Partnership) and has the right to designate two members to the Board of Directors of GP Natural Resource Partners LLC, the ultimate general partner of the Partnership (the “Ultimate GP”). This transaction was negotiated at an arm’s length basis and completed pursuant to the Restricted Business Contribution Agreement between, among other parties, the Partnership and Mr. Cline, under which Mr. Cline is obligated to offer certain coal reserves and infrastructure assets to the Partnership when those reserves and assets are acquired or developed. The Conflicts Committee of the Board of Directors of the Ultimate GP approved the transaction with Macoupin on behalf of the limited partners of the Partnership.
          A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
          Please refer to the disclosure above under Item 1.01, which disclosure is incorporated by reference into this Item 2.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Purchase and Sale Agreement, dated January 27, 2009, by and among WPP LLC, Hod LLC and Macoupin Energy, LLC.

99.1	Press Release dated January 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Wyatt Hogan Name: Wyatt Hogan
Title: Vice President and General Counsel
January 27, 2009